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                                                                   EXHIBIT 10.16


                             MILWAUKEE LAND COMPANY
                           547 West Jackson Boulevard
                             Chicago, Illinois 60661

                                                                    June 1, 1997

Mr. Edwin Jacobson
2575 South Bayshore Drive
Penthouse A
Coconut Grove, Florida 33133

                  Re: Second Amendment to Employment Agreement
                      ----------------------------------------

Dear Mr. Jacobson:

                  We are writing with respect to your employment by Milwaukee Land Company (the "Company") as President and Chief Executive Officer of the Company, pursuant to an Employment Agreement, dated June 29, 1993 and amended August 7, 1996 (as so amended, the "Employment Agreement"), the term of which expires on July 2, 2000. The Company acknowledges and recognizes the value of your experience and abilities to the Company since the beginning of your employment with the Company, as well as your increased responsibilities in connection with the Company's acquisition of substantially all of the assets of PG Design Electronics, Inc., and the Company desires to continue to retain and make secure for itself such experience and abilities through May 30, 2002 and to increase your annual base salary, effective May 30, 1997, to $175,000. Therefore, as of the date hereof, (i) Section 1 and Section 7(d)(i) of the Employment Agreement are hereby amended to delete the date "July 2, 2000" and substitute therefor the date "May 30, 2002" and (ii) Section 3(a) of the Employment Agreement is hereby amended to delete the sum of "Ninety Thousand Dollars ($90,000)" and substitute therefor the sum of "One Hundred Seventy-Five Thousand Dollars ($175,000)." Except as amended by this letter, the Employment Agreement remains in full force and effect in accordance with its terms.

                  If the foregoing is satisfactory, would you please so indicate by signing and returning to the Company the enclosed copy of this letter whereupon this will constitute our agreement on the subject.

                                          MILWAUKEE LAND COMPANY


                                          By: /s/ Ezra K. Zilkha
                                             -----------------------------------
                                             Ezra K. Zilkha
                                             Chairman, Executive Committee

ACCEPTED AND AGREED TO:
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Mr. Edwin Jacobson
Page 2


ACCEPTED AND AGREED TO:


    /s/ Edwin Jacobson
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     Edwin Jacobson